Guardant Health Reports Third Quarter 2026 Financial Results and Increases 2026 Revenue Guidance
Third quarter 2026 revenue growth of 36% driven by strong performance in Oncology and Screening
Raises 2026 revenue guidance to $1.36 to $1.37 billion, representing growth of 38% to 40%
PALO ALTO, Calif. November 5, 2026 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today reported financial results for the quarter ended September 30, 2026.
Third Quarter 2026 Financial Highlights
For the three-month period ended September 30, 2026, as compared to the same period of 2025:
•Reported total revenue of $361.0 million, an increase of 36%, driven by:
◦Oncology revenue of $231.3 million, an increase of 25%, and 117,000 oncology tests, an increase of 58%
◦Biopharma & Data revenue of $59.0 million, an increase of 8%
◦Screening revenue of $67.6 million, an increase of 180%, and 83,000 Shield tests, an increase of 246%
•Generated non-GAAP gross margin of 67%, compared to 66% for the third quarter of 2025
Recent Operating Highlights
•Received U.S. Food and Drug Administration (FDA) approval and CE-marking in Europe for Guardant360 CDx as a companion diagnostic for AstraZeneca’s ETCAMAH (camizestrant), the first FDA approval of a liquid biopsy companion diagnostic for longitudinal testing in breast cancer
•Received FDA approval for Guardant360 CDx as a companion diagnostic for INLURIYO (imlunestrant) in combination with VERZENIO (abemaciclib) for eligible patients with ESR1-mutated advanced or metastatic breast cancer
•Submitted a premarket approval (PMA) application to the FDA for Guardant360 Tissue
•Launched Guardant Reveal Ultra with biopharma partners and remain on track for clinical launch in 2026
•Expanded commercial coverage for Shield to more than 80% of eligible lives, with key additions including UnitedHealth Group, Carelon Healthcare Services, and EviCore
•Successfully deployed the new FDA-approved lower COGS, higher-throughput Shield workflow
“Revenue grew 36% year over year as we continued to execute across Oncology, Screening, and Biopharma,” said Helmy Eltoukhy, co-founder and co-CEO. “Oncology volume grew 58% with broad contributions across our portfolio. The FDA approval of Guardant360 CDx for longitudinal ESR1 testing is a major advance for breast cancer patients, ushering in a new paradigm of cancer treatment. It reinforces the role of Guardant360 in enabling earlier therapy decisions and strengthens our leadership across the cancer care continuum.”
“Shield continued to build momentum in the third quarter, with volume more than tripling year over year to 83,000 tests,” said AmirAli Talasaz, co-founder and co-CEO. “Commercial coverage continues to expand, with recent policy updates extending Shield coverage to approximately 100 million lives. With our lower COGS, higher-throughput workflow now fully implemented, we have a strong operational foundation to meet future Shield demand. Together, these advances expand access to Shield and move us closer to making blood-based cancer screening a routine part of preventive care.”

Third Quarter 2026 Financial Results
Revenue was $361.0 million for the third quarter of 2026, a 36% increase from $265.2 million for the corresponding prior year period. Oncology revenue grew 25% to $231.3 million for the third quarter of 2026, from $184.4 million for the corresponding prior year period, driven primarily by an increase in Oncology test volume, which grew 58% over the prior year period. Screening revenue grew 180% to $67.6 million for the third quarter of 2026, from $24.1 million for the corresponding prior year period, driven primarily by an increase in Shield test volume, which grew to 83,000 tests in the third quarter of 2026, from 24,000 tests in the prior year period. Biopharma & Data revenue grew 8% to $59.0 million for the third quarter of 2026, from $54.7 million for the corresponding prior year period. Licensing and other revenue was $3.1 million for the third quarter of 2026, compared to $2.0 million for the corresponding prior year period.
Gross profit, or total revenue less cost of revenue, was $236.2 million for the third quarter of 2026, an increase of $64.5 million or 38%, from $171.6 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 65% for the third quarter of 2026, as compared to 65% for the corresponding prior year period.
Non-GAAP gross profit was $240.2 million for the third quarter of 2026, an increase of $65.9 million or 38%, from $174.3 million for the corresponding prior year period. Non-GAAP gross margin was 67% for the third quarter of 2026, as compared to 66% for the corresponding prior year period.
Operating expenses were $368.9 million for the third quarter of 2026, as compared to $270.6 million for the corresponding prior year period. The year-over-year increase in operating expenses was primarily related to commercial infrastructure expansion and marketing activities to support Screening and Oncology growth and an increase in stock-based compensation. Non-GAAP operating expenses were $287.4 million for the third quarter of 2026, as compared to $228.9 million for the corresponding prior year period. The year-over-year increase in non-GAAP operating expenses was primarily related to commercial infrastructure expansion and marketing activities to support Screening and Oncology growth.
Net loss was $124.4 million for the third quarter of 2026, as compared to $92.7 million for the corresponding prior year period. Net loss per share was $0.93 for the third quarter of 2026, as compared to $0.74 for the corresponding prior year period.
Non-GAAP net loss was $38.8 million for the third quarter of 2026, as compared to $48.3 million for the corresponding prior year period. Non-GAAP net loss per share was $0.29 for the third quarter of 2026, as compared to $0.39 for the corresponding prior year period.
Adjusted EBITDA loss was $37.3 million for the third quarter of 2026, as compared to a $45.5 million loss for the corresponding prior year period.
Free cash flow for the third quarter of 2026 was $(37.2) million, as compared to $(45.8) million for the corresponding prior year period.
Cash, cash equivalents, and restricted cash were $1.1 billion as of September 30, 2026.
2026 Guidance
Guardant Health now expects full year 2026 revenue to be in the range of $1.36 to $1.37 billion, representing growth of 38% to 40% compared to full year 2025. This compares to the prior range of $1.34 to $1.36 billion, representing growth of 36% to 38%.
Within this revenue range:
•Oncology revenue is expected to grow approximately 30% and Oncology volume is now expected to grow over 50%.
•Biopharma & Data revenue growth is expected to be in the low double-digit range.
•Screening revenue is now expected to be in the range of $233 to $238 million, driven by Shield volume of 285,000 to 290,000 tests. This compares to the prior guidance of $218 to $230 million revenue and 270,000 to 285,000 tests.
Guardant Health now expects full year 2026 non-GAAP gross margin to be 65%, compared to prior guidance of 64% to 65%. The company expects total non-GAAP operating expenses to be in the range of $1.105 to $1.125 billion, an increase compared to the prior range of $1.080 to $1.100 billion. Guardant Health now expects full-year free cash flow burn of $205 million to $220 million, compared to the previous outlook of $195 million to $205 million.
Webcast Information
Guardant Health will host a conference call to discuss the third quarter 2026 financial results after market close on Thursday, November 5, 2026 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.

Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, adjusted EBITDA, and free cash flow.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax expense, amortization of intangible assets, impairment of non-marketable equity securities, gain on extinguishment of convertible notes, and other items, including contingent consideration and non-recurring legal expenses.
Adjusted EBITDA is defined as net loss adjusted for interest income; interest expense; other income (expense), net; provision for income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax expense; and other items, including contingent consideration and non-recurring legal expenses. Free cash flow is defined as net cash used in operating activities in the period less purchases of property and equipment in the period.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain items because we believe that these income and expenses do not reflect expected future operating performance. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care and accelerating new cancer therapies by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and treatment selection for patients with advanced cancer. For more information, visit guardanthealth.com and follow the company on LinkedIn, X (Twitter) and Facebook.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the potential utilities, values, benefits and advantages of Guardant Health’s liquid biopsy tests or assays, which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2025, and in its other reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
Zarak Khurshid
investors@guardanthealth.com
Media Contact:
Meaghan Smith
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenue	$360,975	$265,196	$997,618	$700,755
Costs and operating expenses:
Cost of revenue	124,822	93,587	345,690	249,515
Research and development expense	100,838	89,957	288,409	265,927
Sales and marketing expense	177,218	127,375	536,304	351,279
General and administrative expense	90,862	53,266	210,448	150,477
Total costs and operating expenses	493,740	364,185	1,380,851	1,017,198
Loss from operations	(132,765)	(98,989)	(383,233)	(316,443)
Interest income	9,749	7,391	31,099	24,063
Interest expense	(1,345)	(943)	(4,038)	(2,717)
Other income (expense), net	342	(48)	493	7,778
Loss before provision for income taxes	(124,019)	(92,589)	(355,679)	(287,319)
Provision for income taxes	343	136	900	464
Net loss	$(124,362)	$(92,725)	$(356,579)	$(287,783)
Net loss per share, basic and diluted	$(0.93)	$(0.74)	$(2.68)	$(2.32)
Weighted-average shares used in computing net loss per share, basic and diluted	134,422	124,807	132,866	124,268

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,026,848	$378,203
Short-term marketable securities	—	823,395
Accounts receivable, net	186,548	137,849
Inventory, net	93,490	85,876
Prepaid expenses and other current assets	36,519	40,723
Total current assets	1,343,405	1,466,046
Restricted cash	119,157	111,214
Property and equipment, net	151,474	145,915
Right-of-use assets	141,245	158,849
Intangible assets, net	24,988	25,921
Goodwill	77,257	77,257
Other assets, net	28,116	28,457
Total assets	$1,885,642	$2,013,659
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$102,512	$54,442
Accrued compensation	127,619	119,646
Accrued expenses	104,935	77,889
Deferred revenue	38,099	50,753
Total current liabilities	373,165	302,730
Convertible senior notes, net	1,502,413	1,504,000
Long-term operating lease liabilities	160,220	178,463
Other long-term liabilities	125,746	127,773
Total liabilities	2,161,544	2,112,966
Stockholders’ deficit:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized; 134,719,874 and 130,635,301 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	1	1
Additional paid-in capital	3,080,321	2,900,056
Accumulated other comprehensive loss	(5,133)	(4,852)
Accumulated deficit	(3,351,091)	(2,994,512)
Total stockholders’ deficit	(275,902)	(99,307)
Total liabilities and stockholders’ deficit	$1,885,642	$2,013,659

Guardant Health, Inc.
Supplemental Revenue Information
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Oncology	$231,264	$184,402	$655,323	$493,646
Biopharma and data	58,972	54,731	172,896	156,127
Screening	67,614	24,112	162,070	44,603
Licensing and other	3,125	1,951	7,329	6,379
Total revenue	$360,975	$265,196	$997,618	$700,755
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

GAAP cost of revenue	$124,822	$93,587	$345,690	$249,515
Amortization of intangible assets	(151)	(151)	(449)	(449)
Stock-based compensation expense and related employer payroll tax expense	(3,891)	(2,564)	(11,047)	(7,713)
Non-GAAP cost of revenue	$120,780	$90,872	$334,194	$241,353

GAAP gross profit	$236,153	$171,609	$651,928	$451,240
Amortization of intangible assets	151	151	449	449
Stock-based compensation expense and related employer payroll tax expense	3,891	2,564	11,047	7,713
Non-GAAP gross profit	$240,195	$174,324	$663,424	$459,402

GAAP research and development expense	$100,838	$89,957	$288,409	$265,927
Stock-based compensation expense and related employer payroll tax expense	(15,896)	(13,750)	(46,370)	(41,095)
Other	—	(417)	—	(1,598)
Non-GAAP research and development expense	$84,942	$75,790	$242,039	$223,234

GAAP sales and marketing expense	$177,218	$127,375	$536,304	$351,279
Stock-based compensation expense and related employer payroll tax expense	(18,230)	(11,451)	(50,526)	(33,396)
Non-GAAP sales and marketing expense	$158,988	$115,924	$485,778	$317,883

GAAP general and administrative expense	$90,862	$53,266	$210,448	$150,477
Amortization of intangible assets	(128)	(236)	(484)	(834)
Stock-based compensation expense and related employer payroll tax expense	(28,291)	(15,779)	(72,642)	(44,182)
Other	(19,000)	(115)	(21,400)	(2,835)
Non-GAAP general and administrative expense	$43,443	$37,136	$115,922	$102,626

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

GAAP loss from operations	$(132,765)	$(98,989)	$(383,233)	$(316,443)
Amortization of intangible assets	279	387	933	1,283
Stock-based compensation expense and related employer payroll tax expense	66,308	43,544	180,585	126,386
Other	19,000	532	21,400	4,433
Non-GAAP loss from operations	$(47,178)	$(54,526)	$(180,315)	$(184,341)

GAAP net loss	$(124,362)	$(92,725)	$(356,579)	$(287,783)
Amortization of intangible assets	279	387	933	1,283
Stock-based compensation expense and related employer payroll tax expense	66,308	43,544	180,585	126,386
Impairment of non-marketable equity securities	—	—	—	5,000
Gain on extinguishment of convertible notes	—	—	—	(13,672)
Other	19,000	532	21,400	4,433
Non-GAAP net loss	$(38,775)	$(48,262)	$(153,661)	$(164,353)

GAAP net loss per share, basic and diluted	$(0.93)	$(0.74)	$(2.68)	$(2.32)
Non-GAAP net loss per share, basic and diluted	$(0.29)	$(0.39)	$(1.16)	$(1.32)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	134,422	124,807	132,866	124,268

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

GAAP net loss	$(124,362)	$(92,725)	$(356,579)	$(287,783)
Interest income	(9,749)	(7,391)	(31,099)	(24,063)
Interest expense	1,345	943	4,038	2,717
Other expense (income), net	(342)	48	(493)	(7,778)
Provision for income taxes	343	136	900	464
Depreciation and amortization	10,178	9,408	29,181	29,686
Stock-based compensation expense and related employer payroll tax expense	66,308	43,544	180,585	126,386
Other	19,000	532	21,400	4,433
Adjusted EBITDA	$(37,279)	$(45,505)	$(152,067)	$(155,938)
Reconciliation of Free Cash Flow to Net Cash Used in Operating Activities
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net cash used in operating activities	$(23,707)	$(35,413)	$(147,108)	$(158,387)
Purchases of property and equipment	(13,480)	(10,350)	(30,819)	(20,458)
Free cash flow	$(37,187)	$(45,763)	$(177,927)	$(178,845)